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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549



                                   FORM 8-K



              Current Report Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934

        Date of report (Date of earliest event reported): July 29, 2000


                           APOGEE ENTERPRISES, INC.
            ------------------------------------------------------
            (Exact name of registrant as specified in its charter)


           Minnesota                     0-6365                 41-0919654
-------------------------------       -------------          -------------------
(State or other jurisdiction of        (Commission           (I.R.S. Employer
incorporation or organization)         File Number)          Identification No.)

7900 Xerxes Avenue South, Suite 1800, Minneapolis, Minnesota          55431
------------------------------------------------------------       ----------
     (Address of principal executive offices)                      (Zip Code)



Registrant's telephone number, including area code:   (952) 835-1874
                                                     -----------------

                                Not Applicable
        --------------------------------------------------------------
        (Former name or former address, if changed since last report.)



Item 5. Other Events.
        ------------

     Apogee Enterprises, Inc. and PPG Industries, Inc. have completed the previously announced combination of their U.S. automotive replacement glass distribution businesses into a new venture, PPG Auto Glass, LLC. PPG Auto Glass commenced operations effective as of July 29, 2000. PPG Industries owns 66 percent and Apogee Enterprises 34 percent of the new Pittsburgh-based entity. Accompanying this report as Exhibits 10.1 and 10.2 are certain agreements (each without exhibits and schedules) relating to the formation of PPG Auto Glass. Also, see Exhibit 99.1 attached hereto for additional information regarding PPG Auto Glass.

Item 7.  Financial Statements and Exhibits
         ---------------------------------

         (c)  Exhibits:

10.1 Contribution and Assumption Agreement dated June 13, 2000 among PPG Industries, Apogee Enterprises, certain subsidiaries of Apogee Enterprises and PPG Auto Glass
10.2 Limited Liability Company Agreement of PPG Auto Glass, LLC dated June 13, 2000 between PPG Industries and Apogee Enterprises
99.1     Press release, dated July 31, 2000

Signature

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


Dated: August 1, 2000

                                        APOGEE ENTERPRISES, INC.



                                        By /s/ Robert G. Barbieri
                                           ----------------------------
                                           Robert G. Barbieri
                                           Vice President - Finance and
                                           Chief Financial Officer
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                                EXHIBITS INDEX


Exhibit No.                                                        Page
----------                                                         ----

10.1 Contribution and Assumption Agreement dated June 13, 2000 among PPG Industries, Apogee Enterprises, certain subsidiaries of Apogee Enterprises and PPG Auto
         Glass....................................................
10.2     Limited Liability Company Agreement of PPG Auto Glass
         LLC dated June 13, 2000 between PPG Industries and Apogee
         Enterprises..............................................
 99.1    Press release, dated July 31, 2000.......................